UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 19, 2009
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 19, 2009, Hansen Medical, Inc. (the “Company”) and Gary C. Restani, the Company’s President and Chief Operating Officer and a member of the Company’s Board of Directors, agreed that Mr. Restani would not seek re-election to the Company’s Board of Directors at the end of his term, which expires on the date of the Company’s annual meeting of stockholders in June 2009.  In a Form 8-K filed on February 12, 2009, the Company previously reported that Mr. Restani’s last day as an officer and employee of the Company would be March 1, 2009.
(e) On February 19, 2009, the Company and Gary C. Restani entered into a separation agreement. Pursuant to that agreement, the Company will (i) continue to pay Mr. Restani his base salary for 12 months from the end of his employment on March 1, 2009, (ii) pay Mr. Restani’s and his dependents’ COBRA premiums for up to 12 months, and (iii) grant Mr. Restani 125,000 fully vested stock units. Pursuant to that agreement, Mr. Restani also agreed to the immediate cancellation of all of his options to purchase shares of the Company’s common stock. All of Mr. Restani’s severance benefits are contingent on a general release of claims.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: February 19, 2009	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer